Exhibit 16 (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus dated October 29, 2025 included in this Post-Effective Amendment No. 1 Registration Statement (Form N-14, File No. 333-290466) of Voya Equity Trust (the “Registration Statement”).

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2025, and each included in Post-Effective Amendment No. 149 on the Registration Statement (Form N-1A, File No. 033-23512) of Voya Investors Trust and each incorporated by reference into the Proxy Statement/Prospectus and Statement of Additional Information included in this N-14 Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 30, 2025, and each included in Post- Effective Amendment No. 186 on the Registration Statement (Form N-1A, File No. 333- 56881) of Voya Equity Trust, and each incorporated by reference into the Proxy Statement/Prospectus and Statement of Additional Information included in this N-14 Registration Statement.

We also consent to the incorporation by reference of our report dated July 23, 2025, with respect to the financial statements and financial highlights of Voya Large Cap Value Fund (one of the funds constituting Voya Equity Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2025, into this N-14 Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our reports dated February 27, 2025, with respect to Voya Large Cap Value Portfolio and VY® T. Rowe Price Equity Income Portfolio (the “Funds”) (two of the funds constituting Voya Investors Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2024 into this N-14 Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 29, 2025